EXHIBIT 10.43
CONFIDENTIAL CONSULTING AGREEMENT

This Confidential Consulting Agreement (the “Agreement”) is executed as of the date shown on the signature page (the “Effective Date”), by and between FLG Partners, LLC, a California limited liability company (“FLG”), and the entity identified on the signature page (“Client”).
RECITALS
WHEREAS, FLG is in the business of providing certain financial services;
WHEREAS, Client wishes to retain FLG to provide and FLG wishes to provide such services to Client on the terms set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.	Services.

A.
Commencing on the Effective Date, FLG will perform those services (the “Services”) described in one or more exhibits attached hereto. Such services shall be performed by the member or members of FLG identified in Exhibit A (collectively, the “FLG Member”) with the anticipated weekly time commitments stated on Exhibit A.

B.	Client acknowledges and agrees that FLG’s success in performing the Services hereunder will depend upon the participation, cooperation and support of Client’s most senior management.

C.
Notwithstanding anything in Exhibit A or elsewhere in this Agreement to the contrary, neither FLG nor any of its members shall serve as an employee, or an elected director of Client. Consistent with the preceding Client shall not elect FLG Member to its board of directors or equivalent governing body; and the FLG Member shall have no authority to sign any documents on behalf of Client, including, but not limited to, federal or state securities filings, tax filings, or representations and warranties on behalf of Client except as pursuant to a resolution(s) of Client’s board of directors or equivalent governing body granting such authority to FLG Member as a non-employee consultant to Client.

D.
The Services provided by FLG and FLG Member hereunder shall not constitute an audit, attestation, review, compilation, or any other type of financial statement reporting engagement (historical or prospective) that is subject to the rules of the California Board of Accountancy, the AICPA, or other similar state or national licensing or professional bodies. Client agrees that any such services, if required, will be performed separately by its independent public accountants or other qualified consultants.

E.	During the term of this Agreement, Client shall not hire or retain the FLG Member as an employee, consultant or independent contractor except pursuant to this Agreement.

2.	Compensation; Payment; Deposit; Expenses.

A.
As compensation for Services rendered by FLG hereunder, Client shall pay FLG the amounts set forth in Exhibit A for Services performed by FLG hereunder (the “Fees”). FLG shall invoice Client no less than monthly and no later than five (5) business days after the time has been incurred by the FLG Member. The Fees shall be net of any and all taxes, withholdings, duties, customs, social contributions or other reductions imposed by any and all authorities which are required to be withheld or collected by Client or FLG, including ad valorem, sales, gross receipts or similar taxes, but excluding US income taxes based upon FLG’s or FLG Member’s net taxable income.

B.	As additional compensation to FLG, Client will pay FLG the incentive bonus or warrants or options, if any, set forth in Exhibit A.

C.
Payment. Client shall pay FLG all undisputed amounts owed to FLG under this Agreement within ten (10) days after Client’s receipt of invoice, with no purchase order required. Reasonably disputed amounts shall be resolved in good faith by the parties.

D.
Deposit. Client hereby agrees to pay FLG a deposit as set forth on Exhibit A (the “Deposit”) to be held in its entirety as security for Client’s future payment obligations to FLG under this Agreement. Upon termination of this Agreement, all undisputed amounts then owing to FLG under this Agreement shall be charged against the Deposit and the balance thereof, if any, shall be refunded to Client.

E.
Expenses. Within thirty (30) days of Client’s receipt of an expense report from FLG’s personnel performing Services hereunder, Client shall reimburse FLG personnel directly for travel and out-of-pocket business expenses detailed in such expense report that are consistent with Client’s travel & expense policies for Client’s employed executive staff. Any required air travel, overnight accommodation and resulting per diem expenses shall also be consistent with Client’s travel & expense policies for Client’s employed executive staff.

3.	Relationship of the Parties.

A.
FLG’s relationship with Client will be that of an independent contractor and nothing in this Agreement shall be construed to create a partnership, joint venture, or employer-employee relationship. FLG is not the agent of Client and is not authorized to make any presentation, contract, or commitment on behalf of Client unless specifically requested or authorized to do so by Client in writing. FLG agrees that all taxes payable as a result of compensation payable to FLG hereunder shall be FLG’s sole liability. FLG shall defend, indemnify and hold harmless Client, Client’s officers, directors, employees and agents, and the administrators of Client’s benefit plans from and against any claims, liabilities or expenses relating to such taxes or compensation.

4.	Term and Termination.

A.	The term of this Agreement shall be for the period set forth in Exhibit A.

B.
Client may terminate this Agreement upon thirty (30) calendar days advance written notice to FLG. FLG may terminate this Agreement at the earlier of: (i) the termination of the Services, or (ii) any time beginning four (4) months after the Effective Date, with at least sixty (60) days advance written notice to Client.

C.
Either party may terminate this Agreement immediately upon a material breach of this Agreement by the other party and a failure by the other party to cure such breach within ten (10) days of written notice thereof by the non-breaching party to the breaching party.

D.	FLG shall have the right to terminate this Agreement immediately without advance written notice (i) if FLG reasonably determines,

Initial: Client _____ FLG _____

after consultation with outside legal counsel, that Client is engaged in, or requests that FLG or the FLG Member undertake or ignore any illegal or unethical activity.

E.	This Agreement shall be deemed terminated if during any six month period no billable hours occur, with the termination date effective on the date of the last billable hour therein.

F.
Conversion. If at any time during the one (1) year period following termination of this Agreement Client shall hire or retain the FLG Member as an employee, consultant or independent contractor, AND in so doing induce, compel or cause FLG Member to leave FLG as a precondition to commencing or continuing employment or consultancy with Client, Client shall immediately pay to FLG in readily available funds a recruiting fee equal to the annualized amount of Fees payable hereunder, which shall equal either (i) 260 multiplied by the daily rate, if this Agreement provides for Fees payable by daily rate, or (ii) 2,080 multiplied by the hourly rate, if this Agreement provides for Fees payable by hourly rate, multiplied by thirty percent (30%).

5.	Disclosures

A.
IRS Circular 230. To ensure compliance with requirements imposed by the IRS effective June 20, 2005, FLG hereby informs Client that any tax advice offered during the course of providing, or arising out of, the Services rendered pursuant to this Agreement, unless expressly stated otherwise, is not intended or written to be used, and cannot be used, for the purpose of: (i) avoiding tax-related penalties under the Internal Revenue Code, or (ii) promoting, marketing or recommending to another party any tax-related matter(s) said tax advice address(es).

B.
Attorney-Client Privilege. Privileged communication disclosed to FLG or FLG Member may waive the privilege through no fault of FLG. FLG strongly recommends that Client consult with legal counsel before disclosing privileged information to FLG or FLG Member. Pursuant to Paragraph 6, neither FLG nor FLG Member will be responsible for damages caused through Client’s waiver of privilege, whether deliberate or inadvertent, by disclosing such information to FLG or FLG Member.

6.	DISCLAIMERS AND LIMITATION OF LIABILITY.
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL SERVICES TO BE PROVIDED BY FLG AND FLG MEMBER (FOR PURPOSES OF THIS PARAGRAPH 6, COLLECTIVELY “FLG”) HEREUNDER ARE PROVIDED “AS IS” WITHOUT ANY WARRANTY WHATSOEVER. CLIENT RECOGNIZES THAT THE “AS IS” CLAUSE OF THIS AGREEMENT IS AN IMPORTANT PART OF THE BASIS OF THIS AGREEMENT, WITHOUT WHICH FLG WOULD NOT HAVE AGREED TO ENTER INTO THIS AGREEMENT. FLG EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, TERMS OR CONDITIONS, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE PROFESSIONAL SERVICES, INCLUDING ANY, WARRANTIES OF MERCHANTABILITY, TITLE, FITNESS FOR A PARTICULAR PURPOSE AND INFRINGEMENT. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT REGARDING THE SERVICES PROVIDED HEREUNDER SHALL BE DEEMED A WARRANTY FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF FLG WHATSOEVER.
IN NO EVENT SHALL FLG BE LIABLE FOR ANY INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, UNDER ANY CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO: LOST PROFITS; REVENUE OR SAVINGS; WAIVER BY CLIENT, WHETHER INADVERTENT OR INTENTIONAL, OF

CLIENT’S ATTORNEY-CLIENT PRIVILEGE THROUGH CLIENT’S DISCLOSURE OF LEGALLY PRIVILEGED INFORMATION TO FLG; OR THE LOSS, THEFT, TRANSMISSION OR USE, AUTHORIZED OR OTHERWISE, OF ANY DATA, EVEN IF CLIENT OR FLG HAVE BEEN ADVISED OF, KNEW, OR SHOULD HAVE KNOWN, OF THE POSSIBILITY THEREOF. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, FLG’S AGGREGATE CUMULATIVE LIABILITY HEREUNDER, WHETHER IN CONTRACT, TORT, NEGLIGENCE, MISREPRESENTATION, STRICT LIABILITY OR OTHERWISE, SHALL NOT EXCEED AN AMOUNT EQUAL TO THE GREATER OF: (I) THE LAST TWO (2) MONTHS OF FEES PAID OR PAYABLE BY CLIENT UNDER PARAGRAPH 2(A) OF THIS AGREEMENT, OR (II) FIFTY PERCENT (50%) OF THE AGGREGATE FEES PAID OR PAYABLE UNDER THIS AGREEMENT. CLIENT ACKNOWLEDGES THAT THE COMPENSATION PAID BY IT UNDER THIS AGREEMENT REFLECTS THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT FLG WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON ITS LIABILITY. THIS PARAGRAPH SHALL NOT APPLY TO EITHER PARTY WITH RESPECT TO A BREACH OF ITS CONFIDENTIALITY OBLIGATIONS.

A.
As a condition for recovery of any amount by Client against FLG, Client shall give FLG written notice of the alleged basis for liability within a commercially reasonable period after discovering the circumstances giving rise thereto, unless prevented from doing so by law or contractual restriction, in order that FLG will have the opportunity, at its expense, to investigate in a timely manner and, where possible, correct or rectify the alleged basis for liability; provided that the failure of Client to give such notice will only affect the rights of Client to the extent that FLG is actually prejudiced by such failure. Notwithstanding anything herein to the contrary, Client must assert any claim against FLG by the sooner of one hundred eighty (180) days after: (i) discovery; (ii) the termination of this Agreement; or (iii) the last date on which the Services were performed; but no sooner in the case of (i) – (iii) than sixty (60) days after completion of a financial or accounting audit of the annual period which includes the period(s) to which a claim pertains.

7.	D&O Insurance and Indemnification.

A.
Client shall include the FLG Member on the D&O insurance policies held by Client in favor of its officers and directors and FLG Member shall enter into Client's standard indemnification agreement used with contractors acting as officers of the Client.

Client shall defend FLG against any third party claim, threat of claim, suit, proceeding or regulatory action against FLG (each, a "Claim") arising as a result of the Services rendered by FLG Member pursuant to this Agreement, PROVIDED THAT Client shall not be obligated to defend Claims to the extent: (i) they arise in connection with services provided by FLG Member outside the scope of Services contemplated by this Agreement, and not authorized or consented to by Client’s CEO or Board of Directors, or (ii) to the extent the Claim relates to any (a) gross negligence or willful misconduct of FLG or FLG Member. Client shall pay the court costs, legal fees and litigation expenses as they are incurred, any reasonable, documented expenses incurred by FLG in connection with the Claim prior to Client's assumption of control of the Claim, and any damages awarded by a court of competent jurisdiction or settlement agreed upon, resulting from any such Claim, provided that FLG promptly gives Client written notice of any such Claim, (ii) gives Client control and full authority over the defense and settlement of any such Claim provided that no compromise or settlement of any Claim impose financial liability

Initial: Client _____ FLG _____

upon FLG, and (iii) provides Client with all information and assistance Client reasonably requests in connection with such defense.

B.
FLG and FLG Member agree to waive any claim or right of action FLG or FLG Member might have whether individually or by or in the right of Client, against any director, secretary and other officers of Client and the liquidator or trustees (if any) acting in relation to any of the affairs of Client and every one of them on account of any action taken by such director, officer, liquidator or trustee or the failure of such director, officer, liquidator or trustee to take any action in the performance of his duties with or for Client; PROVIDED THAT such waiver shall not extend to any matter in respect of any gross negligence or willful misconduct which may attach to any such persons.

8.	Representations and Warranties.

A.	Each party represents and warrants to the other that it is authorized to enter into this Agreement and can fulfill all of its obligations hereunder.

B.
FLG and FLG Member warrant that they shall perform the Services diligently, with due care, and in accordance with prevailing industry standards for comparable engagements and the requirements of this Agreement. FLG and FLG Member warrant that FLG Member has sufficient professional experience to perform the Services in a timely and competent manner.

C.
FLG covenants that it has an error and omissions insurance policy in place in the form provided to Client prior to or contemporaneously with the date of execution of this Agreement and will continue to maintain such policy or equivalent policy provided that such policy or equivalent policy shall be available at commercially reasonable rates.

9.
Work Product License. The parties do not anticipate that FLG or FLG Member will create any intellectual property for Client in performing the Services pursuant to this Agreement. However, FLG and FLG Member grant to Client a world-wide, assignable, transferrable, perpetual, exclusive, royalty-free, fully paid-up, irrevocable license to copy, use and create derivative works from all tangible and electronic documents, spreadsheets, and financial models (collectively, “Work Product”) produced or authored by FLG Member in the course of performing the Services pursuant to this Agreement. Any patent rights arising out of the Services will be assigned to and owned by Client and not FLG or FLG Member. Subject to the confidentiality provisions contained in the NDA, all other intellectual property rights inherent in any methods, discoveries, developments, improvements, know-how, ideas, insights, analytical concepts and skills directly related to, or reasonably required for, the competent execution of FLG Member’s profession as a chief financial officer and created or arising by FLG or FLG Member from the Services rendered are reserved by FLG and FLG Member to the extent applicable in the profession of chief financial officer. Rights outside those reserved to FLG and FLG Member in the preceding sentence are the property of Client.

10.	Miscellaneous.

A.
Any notice required or permitted to be given by either party hereto under this Agreement shall be in writing and shall be personally delivered or sent by a reputable courier mail service (e.g., Federal Express) or by facsimile confirmed by reputable courier mail service, to the other party as set forth in this Paragraph 10(A). Notices will be deemed effective two (2) days after deposit with a reputable courier service or upon confirmation of receipt by the recipient from such courier service or the same day if sent by facsimile and confirmed as set forth above.

If to FLG:

Jeffrey S. Kuhn
Administrative Partner
FLG Partners, LLC
P.O. Box 556
7 East Road
Ross, CA 94957-0556
Tel: 415-454-5506
Fax: 415-456-1191
E-mail: jeff@flgpartners.com
If to Client: the address, telephone numbers and email address shown below Client’s signature on the signature page.

B.
This Agreement will be governed by and construed in accordance with the laws of California without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.

C.
Any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement (including any other agreement(s) contemplated hereunder), including, without limitation, any action or claim based on tort, contract, or statute (including any claims of breach or violation of statutory or common law protections from discrimination, harassment and hostile working environment), or concerning the interpretation, effect, termination, validity, performance and/or breach of this Agreement (“Claim”), shall be resolved by final and binding arbitration before a single arbitrator (“Arbitrator”) selected from and administered by the San Francisco office of JAMS (the “Administrator”) in accordance with its then existing commercial arbitration rules and procedures. The arbitration shall be held in San Francisco, California. The Arbitrator shall, within fifteen (15) calendar days after the conclusion of the Arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The Arbitrator also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief he or she deems just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance. Each party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the Administrator and the Arbitrator; provided, however, the Arbitrator shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys’ fees, costs and disbursements, and/or the fees and costs of the Administrator and the Arbitrator. The Arbitrator's award may be enforced in any court of competent jurisdiction. Notwithstanding the foregoing, nothing in this Paragraph 10(C) will restrict either party from applying to any court of competent jurisdiction for injunctive relief.

D.
Neither party may assign its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party; provided, however, that FLG may assign its rights and delegate its obligations hereunder to any affiliate of FLG. The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties’ respective successors and permitted assigns.

E.
If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent

Initial: Client _____ FLG _____

possible, the economic, business and other purposes of the void or unenforceable provision.

F.
This Agreement, the Exhibits, and any executed Non-Disclosure Agreements specified herein and thus incorporated by reference constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

G.
Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the parties. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or succeeding breach or default.

H.	Deleted.

I.
Client may disclose FLG Member’s name on Client’s website (such as in an executive biography, for example), in press releases, SEC filings and other public documents and media, as deemed reasonably necessary in Client's sole judgment. Neither party may disclose the existence of this relationship other than as described in this subsection (I) or Exhibit A, without the prior written consent of the other party.

J.
If and to the extent that a party’s performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, or any other similar cause beyond the reasonable control of such party (each, a “Force Majeure Event”), and such non-performance, hindrance or delay could not have been prevented by reasonable precautions of the non-performing party, then the non-performing, hindered or delayed party shall be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such party continues to use its best efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. Should FLG or the FLG Member be the nonperforming party, Client may terminate this Agreement at any time after the occurrence of the Force Majeure Event, with seven (7) days' notice.

K.
This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts together constitute one and the same instrument.

L.
This Agreement may be executed by facsimile signatures (including electronic versions of this document in Adobe Acrobat Portable Document Format form which contain scanned or secure, digitally signed signatures) by any party hereto and such signatures shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

M.
Survivability. The following Paragraphs and subparagraphs shall survive the termination of this Agreement: 2C ("Payment"), 2D ("Deposit"), 2E ("Expenses"), 4F ("Conversion"), 6 (“Disclaimers and Limitation of Liability”); 7 (“Indemnification”); 8 (“Representations and Warranties”); 9 (“Work Product License”); and 10 (“Miscellaneous”).

Initial: Client _____ FLG _____

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

CLIENT:
Telenav, Inc.,
a Delaware corporation.
By: Michael Strambi
Signed: /s/ Michael Strambi
Title: Chief Financial Officer
Address: 4655 Great America Parkway
   Suite 300
   Santa Clara, CA 95054
Tel: 415 245-3800
Email: legal@telenav.com
FLG: FLG Partners, LLC, a California limited liability company. By: Jeffrey Kuhn Signed: Jeffrey Kuhn Title: Administrative Partner Effective Date: November 2, 2018

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Initial: Client _____ FLG _____

EXHIBIT A

1.
Description of Services: CFO level services typical for a publicly traded corporation, including, but not limited to, assuming the role of the Principal Financial Officer and Principal Accounting Officer of the Client and executing required certifications and representations such as the 302 and 906 certifications and the auditor's representation letters.

2.	FLG Member: Fuad Ahmad.

3.	Fees: $425 per hour.

4.	Additional Compensation: None.

5.	Deposit: $15,000.

6.
Term and Weekly Commitment: Indefinite, and terminable pursuant to Paragraph 4 of the Agreement. Anticipated weekly commitment shall be not more than thirty (30) hours a week prior to the holiday shutdown beginning December 20, 2018 and extending through January 1, 2019 (the "Holiday Shutdown"), with no anticipated weekly commitment during the Holiday Shutdown. FLG Member's anticipated weekly commitment shall rise to not more than forty (40) hours a week from January 2, 2019 through March 29, 2019, subject to the termination provisions contained in the Agreement. With the prior mutual written consent of Client and FLG Member, including by email, the weekly hours may exceed the anticipated commitments above.

7.
Non-Disclosure Agreement: The parties have entered into the Confidential Mutual Non-Disclosure Agreement effective October 11, 2018 (the “NDA”). FLG hereby expressly consents to the public disclosure of the existence of FLG’s relationship with Client, by Client, provided that the terms and conditions herein shall remain confidential pursuant to the terms of the NDA.

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Initial: Client _____ FLG _____